SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

               Filed by the registrant /X/

               Filed by a party other than the registrant

               Check the appropriate box:

               / / Preliminary proxy statement

               /X/ Definitive proxy statement

               / / Definitive additional materials

               / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                ILX Incorporated
                (Name of Registrant as Specified in Its Charter)
                                ILX Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

               / / $125 per Exchange Act Rule 0-11(c)(ii), 14a-6(i)(1), or 14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

               / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

               / /  Fee   computed  on  table  below  per   Exchange  Act  Rules
14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

               (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

               (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

               (5) Total fee paid:

--------------------------------------------------------------------------------

               / / Fee paid previously with preliminary materials.

               / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1) Amount previously paid:

--------------------------------------------------------------------------------

               (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

               (3) Filing party:

--------------------------------------------------------------------------------

               (4) Date filed:

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                                        2

                                ILX INCORPORATED
                       2111 East Highland Ave., Suite 210
                             Phoenix, Arizona 85016

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 9, 1998

To the Stockholders of ILX Incorporated:

         A Special Meeting of Stockholders of ILX Incorporated, an Arizona corporation (the "Company"), will be held at the Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona 86336, on Friday, January 9, 1998 at 10:00 a.m., Mountain Standard Time, for the following purposes:

         1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's presently issued and outstanding shares of Common Stock;

         2. To consider and act upon a proposal to change the Company's name from "ILX Incorporated" to "ILX Resorts Incorporated"; and

         3. To transact such other business as may properly come before the meeting.

         Only Stockholders (as defined) of record at the close of business on December 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Holders of the Company's no par value Common Stock ("Stockholders") as of the Record Date are entitled to vote on all of the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of Stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting and will be available for inspection at the offices of ILX Incorporated, 2111 East Highland Ave., Suite 210, Phoenix, Arizona 85016 during ordinary business hours for ten days prior to the meeting. Under Arizona law, there are no dissenters' rights with respect to the two proposals.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,

                                    /s/ Stephanie Castranova
                                    --------------------------------------------
                                    Stephanie Castranova
                                    Secretary
Phoenix, Arizona
December 29, 1997

                                 PROXY STATEMENT
                                       OF
                                ILX INCORPORATED
                       2111 East Highland Ave., Suite 210
                             Phoenix, Arizona 85016

                            -------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ILX Incorporated, an Arizona corporation (the "Company"), of proxies for use at a Special Meeting of Stockholders to be held on January 9, 1998 at 10:00 a.m., Mountain Standard Time. The Special Meeting will be held at the Los Abrigados Resort & Spa, 160 Portal Lane, Sedona, Arizona 86336

         This Proxy Statement and the accompanying form of proxy are being first mailed to holders ("Stockholders") of the Company's outstanding no par value common stock (the "Common Stock") on or about December 29, 1997. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Special Meeting in accordance with the Stockholder's instructions. If a Stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Special Meeting.

         Proxies will be solicited from the Company's Stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

         Only Stockholders at the close of business on December 15, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 12,946,862 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Special Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or by proxy at the Special Meeting are required for approval of each of the matters proposed to be acted upon at the Special Meeting (the "Proposals"). It is expected that shares held by officers and directors of the Company, which in the aggregate represent approximately 43% of the shares of Common Stock outstanding as of the Record Date, will be voted in favor of each of the Proposals. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all Proposals. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a Proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a Proposal has been approved. Proxies will be tabulated by the Company with the assistance of the Company's transfer agent. The Company will, in advance of the Special Meeting, appoint one or more Inspectors to count all votes and ballots at the Special Meeting and make a written report thereof.

SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information, as of December 15, 1997, with respect to the number of shares of the Company's Common Stock beneficially owned by (i) the Company's directors, (ii) certain of the Company's executive officers, (iii) all directors and officers of the Company as a group and (iv) persons known to the Company to own 5% or more of the Company's outstanding Common Stock.

                                           Number of            Number of
                                         Shares Owned         Shares Owned
     Name and Address of                Before Reverse        after Reverse
     Beneficial Owner (+)                   Split                 Split        Percentage(10)
--------------------------------        --------------        -------------    --------------
Joseph P. Martori                        4,779,616(1)            955,924            36.9%

Nancy J. Stone                             377,086(2)             75,418             2.9%

Edward S. Zielinski                         57,100(3)             11,420              *

George C. Wallach                          101,000(4)             20,200              *

Eldon L. Hobbs                                    -0-                -0-             0%

John Brooks                                 24,000(5)              4,800              *

James W. Myers                              49,000(6)              9,800              *

Steven R. Chanen                            25,000(7)              5,000              *

Patrick J. McGroder III                     85,074(8)             17,015              *

Thomas J. Hamel                                   -0-                -0-             0%

Edward J. Martori                        4,963,086(9)            992,618            38.3%

Martori Enterprises Inc.                 4,671,547               934,310            36.1%

All Directors and Officers as a          5,639,415             1,127,883            43.1%
Group (10 persons) (1)(2)(3)(4)(5)
(6)(7)(8)

(*)      Less than 1%
(+) Unless otherwise indicated, each holder has an address at c/o The Company, 2111 E. Highland Ave., Suite 210, Phoenix, Arizona 85016.
(1) Including 4,671,547 shares owned by Martori Enterprises Incorporated, 23,010 shares owned by Christina Ann Martori, daughter of Joseph P. Martori, under trust dated February 20, 1978, and 1,059 shares held by Joseph P. Martori as trustee under Trust dated January 30, 1976. (934,310; 4,602; and 212, respectively, after giving effect to the Reverse Split)
(2) Including options to purchase 25,000 shares from the Company and 50,000 shares from Martori Enterprises Incorporated at $1.625 per share; and including 10,000 shares and options to purchase 87,500 shares from the Company at $1.625 per share held by her husband, Michael W. Stone. (5,000; 10,000; 2,000 and 17,500, respectively after giving effect to the Reverse Split)
(3) Including 1,000 shares held by Edward S. Zielinski as custodian for his son, Stefan Edward Zielinski, options to purchase 30,000 shares from the Company at $1.625 per share, and 500 shares held by his wife, Nancy Zielinski. (200; 6,000; and 100, respectively, after giving effect to the Reverse Split)
(4) Including options to purchase 100,000 shares from Martori Enterprises Incorporated at $1.625 per share. (20,000 after giving effect to the Reverse Split)
(5) Including options to purchase 20,000 shares from the Company at $1.625 per share. (4,000 after giving effect to the Reverse Split)
(6) Including 24,000 shares owned by Myers Capital Management of which James W. Myers has sole voting and dispositive power and options to purchase 25,000 shares from the Company at $1.50 per share. (4,800 and 5,000, respectively, after giving effect to the Reverse Split)
(7) Including options to purchase 25,000 shares from the Company at $1.50 per share. (5,000 after giving effect to the Reverse Split)
(8) Including 7,500 shares held by the Patrick J. McGroder and Susan McGroder Revocable Trust; 10,000 shares held by the McGroder Family Limited Partnership in which Patrick J. McGroder and Susan McGroder have a 99% interest; 11,400 shares held by Patrick J. McGroder III IRA; 25 shares held by Shamrock Consultants, which is wholly owned by Patrick J. McGroder; 95 shares held by Patrick J. McGroder II, P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder; 640 shares held by Patrick J. McGroder II, P.C. Profit Sharing Trust, of which Patrick J. McGroder is the sole beneficiary; 50,000 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder is one-third owner; 750 shares held by Mr. McGroder's children's irrevocable trusts as follows: 250 shares held by the Caroline E. McGroder 1992 Trust, 250 shares held by the Elizabeth McGroder 1992 Trust and 250 shares held by the Patrick J. McGroder IV 1992 Trust. (933; 1,500; 2,000; 2,280; 5; 19; 128; 10,000; 750; 50; 50;
         and 50, respectively, after giving effect to the Reverse Split
(9) Including 4,671, 547 shares owned by Martori Enterprises Incorporated (934,310 after giving effect to the Reverse Split)
(10) Shares underlying options held by the holders listed below are treated as outstanding solely for purposes of the information set forth herein, and are included in both the numerator and the denominator.

                                  PROPOSAL ONE:
                    AMENDMENT OF ARTICLES OF INCORPORATION TO
                           EFFECT REVERSE STOCK SPLIT

         The Board of Directors believes that the best interests of the Company and its Stockholders will be served by amending the Company's Articles of Incorporation, as currently amended (the "Articles of Incorporation") to effect a one-for-five reverse stock split (the "Reverse Split") of the Company's presently issued and outstanding shares of Common Stock. The Board of Directors has unanimously approved and recommends a vote FOR Proposal One.

         If the Stockholders approve Proposal One, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto. Accordingly, Section 4 of the Articles of Incorporation shall be further amended to read as follows:

                  Authorized Capital. The authorized capital stock of this Corporation shall be (i) thirty million (30,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share. Each five (5) shares of the Corporation's Common Stock issued as of [insert Date which Articles of Amendment are filed], (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share.

         If the Stockholders approve Proposal One, the above amendment to the Company's Articles of Incorporation shall become effective upon the filing of an amendment to the Articles of Incorporation with the Arizona Corporation Commission. The amendment will amend the Company's Articles of Incorporation to give effect to the amendment made pursuant to Proposal One and, to the extent such further amendment is approved by the Stockholders, to give effect to the amendment made pursuant to Proposal Two. The Company's Amendment to the Articles of Incorporation (the "Amendment"), as it will appear if both Proposals One and Two are approved by the Stockholders, is attached as Exhibit I. If either Proposal is not approved by the Stockholders, the Articles of Incorporation will be amended to give effect only to such of those Proposals as are approved by the Stockholders.

         The proposed Reverse Split will not affect any Stockholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any Stockholder, other than an adjustment which may occur due to the rounding up of fractional shares. Likewise, the proposed Reverse Split will not affect the total stockholders' equity of the Company or any components of stockholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of capital stock and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement, the Special Meeting and the implementation of such of the Proposals as are approved by the Stockholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the one-for-five decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

         The following table illustrates the principal effects on the Company's capital stock of the Reverse Split:

                        NUMBER OF SHARES OF CAPITAL STOCK


                                      Prior to Reverse        After Reverse
                                           Split                  Split
                                    --------------------    -----------------

Common
------

Authorized                               30,000,000            30,000,000

Issued and outstanding (1)               12,946,862             2,589,373

Available for future issuance            17,053,138            27,410,627

Preferred
---------

Authorized                               10,000,000            10,000,000

Issued and outstanding                      380,458               380,458

Available for future issuance             9,309,348             9,309,348

(1) Excludes (i) 515,300 shares currently held in treasury (103,060 shares after the Reverse Split), (ii) 302,000 shares issuable upon exercise of outstanding options (60,400 shares after the Reverse Split), (iii) 50,000 shares issuable upon exercise of outstanding warrants (10,000 shares after the Reverse Split) and (iv) 522,705 shares issuable upon conversion of outstanding shares of Preferred Stock (110,541 shares after the Reverse Split), each as of December 15, 1997.


EXCHANGE OF SHARES; NO FRACTIONAL SHARES

         Pursuant to the proposed amendment, every five shares of issued and outstanding Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of 100 shares prior to the Split Effective Date would be the holder of 20 shares at the Split Effective Date, and the holder of 123 shares prior to the Split Effective Date would be the holder of 25 shares at the Split Effective Date. The proposed Reverse Split would become effective upon the Split Effective Date. Stockholders will be notified after the Split Effective Date that the Reverse Split has been effected. The Company's transfer agent, Harris Bank, will act as the Company's exchange agent (the "Exchange Agent") for Stockholders in implementing the exchange of their certificates.

         As soon as practicable after the Split Effective Date, Stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by Stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

         Stockholders have no right under Arizona law to dissent from the Reverse Split or to dissent from the rounding up of fractional interests resulting from the Reverse Split.

CHANGE OF CONVERSION RATIO FOR CONVERTIBLE PREFERRED STOCK AND NOTICE TO HOLDERS OF SUCH STOCK

         Pursuant to the authority conferred on it by the Articles of Incorporation of the Company, the Board of Directors of the Company adopted certain resolutions dated August 27, 1991 and March 11, 1993, respectively (the "Board Resolutions"), pursuant to which the Company issued Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock. Both Series B and Series C Preferred Stock are convertible into Shares of the Company's Common Stock at the following ratio: one share of Series B Preferred Stock can be converted into two shares of Common Stock after July 1, 1996; three shares of Series C Preferred Stock are convertible, before year 2003, into five shares of the Company's Common Stock plus one share of Common Stock for every "Cumulation Share" to which a holder is then entitled ("Cumulation Shares" arise to the extent of the accumulated amount of unpaid annual dividends as of the fifth anniversary of the Merger (as defined in the Articles of Incorporation) on Series C Preferred Stock, divided by $6.00).

         In accordance with the terms of those Board Resolutions, the conversion ratios for Series B and Series C Preferred Stock will be adjusted immediately before the Split Effective Date so that the record owner of Series B or Series C Preferred Stock shall be entitled to receive upon exercise of such conversion option the number of shares of Common Stock that the holder would have owned or be entitled to receive after the Reverse Split had such holder exercised his or her option to convert immediately prior to the Split Effective Date. The Company will send by first class mail, postage prepaid, to each record owner of Series B and Series C Preferred Stock, notice of such adjustments and shall prepare a notice to be delivered to holders of the Series B and Series C Preferred Stock setting forth the new conversion ratio for each such class, accompanied by a brief statement of the facts requiring such adjustments and the computation by which each adjustment is made. The Company will make the certificates available for inspection to any person interested.

PURPOSES OF THE REVERSE SPLIT AND EFFECTIVE INCREASE IN AUTHORIZED SHARES

         The primary objectives of the Reverse Split are to increase the market value per share of the Company's Common Stock.

         The Company's Common Stock is currently listed on the Nasdaq SmallCap Market System under the symbol "ILEX." However, the Company may in the future apply for listing of its Common Stock on the Nasdaq National Market System ("Nasdaq NMS") or the American Stock Exchange, which have certain per share minimum bid price requirements for initial inclusion. The Company anticipates that the Reverse Split will have the effect of increasing the minimum bid price of its Common Stock sufficient to permit it to satisfy the applicable minimum bid price criteria. Further, the Board of Directors has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of corporate securities that have a market value of less than $5.00 per share. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock in an amount not to exceed 50% of the market value of such shares. For purposes of these regulations, the market value of the Common Stock is the closing price as reported by Nasdaq on the day preceding the extension of credit. To increase the market value, satisfy the Nasdaq NMS or the American Stock Exchange listing criteria and increase the likelihood of marginability of the Common Stock, the Board of Directors has determined that the Reverse Split would be in the best interests of the Company and its Stockholders.

         Additionally, the Board of Directors believes that the current price per share of the Company's Common Stock may reduce the effective marketability of the Common Stock because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have policies and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         The Board of Directors believes that the historically low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the Common Stock. Thus, the potential increase in trading price is expected to be attractive to the financial community and the investing public and in the best interests of the Stockholders.

         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the resulting anticipated increased  price level,  will  stimulate  additional  interest in the  Company's
Common Stock and possibly promote greater liquidity for the Company's Stockholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of Common Stock which would be outstanding after the proposed Reverse Split is effected.

         If the Reverse Split becomes effective, management expects the quoted market price of the Company's Common Stock to increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased price would be a more appropriate trading price for a company that is traded on the Nasdaq NMS or the American Stock Exchange and is concerned with long-term development of its business opportunities. In addition, the increase in the market price may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares of Common Stock. There can be no assurance, however, that the Reverse Split will achieve these desired results, that any such increase would be in proportion to the one-for-five Reverse Split ratio or that the per share price level of the Common Stock immediately after the proposed Reverse Split can be maintained for any period of time.

         The Reverse Split may result in some Stockholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

         The primary objective of the effective increase in the number of shares of Common Stock which are authorized but unissued, and in the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors of the Company, is for the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, stock acquisitions, asset purchases, stock dividends or splits, issuances under any stock option plan that may be adopted in the future, and other general corporate purposes. The Board of the Company believes that the effective increase in the number and percentage of authorized but unissued shares will provide the Company additional flexibility to issue additional shares of Common Stock to meet the Company's future financing needs. In order to avoid the delay and expense involved in obtaining Stockholder approval, the Board of the Company believes it to be in the best interests of the Company and its Stockholders to have shares of Common Stock authorized and available for issuance without further action by the Stockholders. If Proposal One is approved, Stockholders will have no preemptive rights with respect to the additional authorized shares of Common Stock. Such shares of Common Stock may be issued on such terms, at such times and on such conditions as the Board may determine in its discretion.

         Although the Reverse Split and the effective increase in the number and percentage of authorized but unissued shares of Common Stock are not intended to be anti-takeover devices, the effective increase in the authorized capital together with a subsequent issuance of equity securities could impede a potential takeover for various reasons including, but not limited to, diluting the stock ownership of persons attempting to gain control of the Company and issuing securities to individuals or entities favorable to management. Moreover, the availability of such additional shares of Common Stock in and of itself might have the effect of discouraging an attempt to acquire control of the Company other than through negotiations with the Board of Directors. Except as described in this paragraph and the provisions of Arizona law providing for cumulative voting in the election of directors, there are no provisions in the Company's Articles of Incorporation or Bylaws, either as currently in effect or as proposed to be amended and restated in this Proxy Statement, which would act to discourage a change in control of the Company. The Company has no plans to adopt any measures, other than the Reverse Split, which may be deemed to be anti-takeover devices.

         The Board of Directors is not aware of any present efforts by any person to accumulate the Company's capital stock or to obtain control of the Company through tender offer, merger or other business combination, proxy contest or otherwise. The Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purpose of impeding or preventing any proposed takeover.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Reverse Split as contemplated in Proposal One is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to Stockholders may vary from the federal tax consequences described generally below. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed Reverse Split constitutes a "recapitalization" to the Company and its Stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its Stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each Stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such Stockholder immediately prior to the Split Effective Date. A Stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the Stockholder as capital assets on the Split Effective Date.

VOTING REQUIREMENTS

         Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Special Meeting is required for approval of Proposal One, provided that the number of shares present in person or by proxy constitutes a quorum. In the event that a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote at the meeting present in person or by proxy shall have the power to adjourn the Special Meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the Proposal One. Stockholders are not entitled to cumulate votes.

         A Stockholder voting through a proxy who abstains with respect to approval of Proposal One shall be considered to have cast a negative vote with respect to Proposal One, but shall be treated as present and entitled to vote on the approval of Proposal Two at the Special Meeting; provided, however, that a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal Two shall not be considered present and entitled to vote on Proposal Two.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

                                  PROPOSAL TWO:
          AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE COMPANY NAME

         The Company has for some time been conducting business under the fictitious name "ILX Resorts Incorporated." The Board of Directors believes that to better reflect the nature of the Company's business and serve the interests of the Company and its Stockholders, the Company's Articles of Incorporation should be amended to change the name of the Company from that currently specified therein as "ILX Incorporated."

         Pursuant to Proposal Two, Section 1 of the Company's Articles of Incorporation shall be further amended to read as follows: "Name: The name of the corporation (hereinafter called "Corporation") shall be ILX RESORTS INCORPORATED."

         If the Stockholders approve this Proposal Two, the above amendment to the Company's Articles of Incorporation will become effective upon the filing of an amendment to the Articles of Incorporation with the Arizona Corporation Commission. The Amendment will amend the Company's Articles of Incorporation to give effect to the amendment made pursuant to this Proposal Two and, to the extent such amendment is approved by the Stockholders, to the amendment made pursuant to Proposal One. The Company's Amendment, as it will appear if both Proposals One and Two are approved by the Stockholders, is attached as Exhibit
I. If either Proposal is not approved by the Stockholders, the Articles of Incorporation will be amended to give effect only to such of the Proposals as are approved by the Stockholders.

VOTING REQUIREMENTS

         Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Special Meeting is required for approval of Proposal Two, provided that the number of shares present in person or by proxy constitutes a quorum. In the event that a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote at the meeting present in person or by proxy shall have the power to adjourn the meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the Proposal Two. Stockholders are not entitled to cumulate votes.

         A Stockholder voting through a proxy who abstains with respect to approval of Proposal Two shall be considered to have cast a negative vote with respect to Proposal Two and shall be considered present and entitled to vote on the approval of Proposal One at the meeting; provided, however, that a Stockholder (including a broker) who does not give authority to a proxy to vote on the approval of Proposal One shall not be considered present and entitled to vote on Proposal One.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

                                 OTHER BUSINESS

         The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Special Meeting of the Stockholders other than those described above. If other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Special Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                              STOCKHOLDER PROPOSALS

         The Company welcomes comments or suggestions from its Stockholders. If a Stockholder desires to have a Proposal formally considered at the 1998 Annual Meeting of Stockholders, and evaluated by the Board for possible inclusion in the Proxy Statement for that meeting, the Proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act) must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before January 21, 1998.

                                    EXHIBIT I



                                     FORM OF

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                                ILX Incorporated



         Pursuant to the provisions of A.R.S. Section 10-1001, et seq., the undersigned Corporation adopts the following amendments to its Articles of
Incorporation:

         1. The name of the Corporation is ILX Incorporated

         2. Pursuant to A.R.S. Section 10-1003, as of December 29, 1997, the Board of Directors of the Corporation adopted the following amendments to the Articles of Incorporation of ILX Incorporated and resolved that they be submitted to the Shareholders for their approval at a Special Meeting called for such purpose:

         (a) RESOLVED, that Section 4 of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation") be amended and restated in its entirety to effect a one-for-five reverse split of the Corporation's outstanding no par value Common Stock (the "Common Stock") as follows:

         Section 4. Authorized Capital: The authorized capital stock of this Corporation shall be (i) thirty million (30,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of ten dollars ($10.00) per share. Each five (5) shares of the Corporation's Common Stock issued as of [INSERT DATE WHICH ARTICLES OF AMENDMENT ARE FILED] (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock;
         provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share;

         FURTHER RESOLVED, that the Articles of Incorporation be further amended by amending and restating Section 1 in its entirety for the purpose of changing the name of the Corporation as follows:

         Section 1. "Name: The name of the corporation (hereinafter called "Corporation") shall be ILX RESORTS INCORPORATED."

         (b) Except as expressly amended herein, all other provisions of the Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as originally filed with the Arizona Corporation Commission.

         3. Pursuant to A.R.S. Section 10-1003, at a special Meeting held on January 9, 1998, the holders of the Company's outstanding no par value common stock approved the foregoing amendments. The designation and number of outstanding shares of each class or series entitled to vote on the amendment as a class or series were as follows:

            Class or Series                            Number of Shares
            ---------------                            ----------------

            Common Stock                               12,946,862

         4. The number of shares of each class entitled to vote on the amendment as a class or series voted for or against such amendment, respectively, which was sufficient for approval by that voting group, were as follows:

                                       Number of                Number of
            Class or Series            Shares For             Shares Against
            ---------------            ----------             --------------

            Common Stock


         DATED this ___ day of January, 1998.

                                            ILX INCORPORATED,
                                            an Arizona corporation



                                            By_________________________________
                                              Nancy J. Stone
                                              President


                                            By_________________________________
                                              Stephanie Castranova
                                              Secretary

                                      PROXY


                                 [FRONT OF CARD]


ILX INCORPORATED
2111 East Highland Ave., Suite 210
Phoenix, Arizona 85016

                    -----------------------------------------


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned appoints Joseph P. Martori and Nancy J. Stone, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of ILX Incorporated held by the undersigned on December 26, 1997, at the Special Meeting of Stockholders to be held on January 9, 1998. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Special Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

                (Continued and to be SIGNED on the reverse side.)

                    ----------------------------------------

                                [REVERSE OF CARD]


         Please mark boxes X in blue or black ink. The Board of Directors recommends a vote FOR each of the proposals listed below.


         1. Approval of the amendment to the Articles of Incorporation to provide for a one-for-five reverse stock split of the Company's outstanding Common Stock.

                     / /  FOR    / /  AGAINST    / /  ABSTAIN


         2. Approval of the amendment to the Articles of Incorporation to change the Company's name from "ILX Incorporated" to "ILX Resorts Incorporated."

                     / /  FOR    / /  AGAINST    / /  ABSTAIN
              Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              Date _____________________ , 199__
              Signature___________________________________________
              Signature if held jointly___________________________

          (Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)